Exhibit 99.1

Sidus Space selected to exclusively build Lonestar DATA HOLDINGS LUNAR Data Storage SpACECRAFT FLEET

Six LizzieSat™ lunar spacecraft to enable critical data storage and disaster recovery solutions

CAPE CANAVERAL, FL, November 12, 2024 – Sidus Space (NASDAQ: SIDU), (the “Company” or “Sidus”), an innovative space mission enabler, today announced it has been selected to design and build the first generation of Data Storage Spacecraft for Lonestar, a provider of premium data storage and Resiliency As A Service (RAAS). This award selects Sidus as Lonestar’s exclusive satellite manufacturing partner for six data storage spacecraft that will orbit the Moon, offering advanced data storage and disaster recovery capabilities for mission-critical information.

Under the terms of the agreement, Sidus will manage the design, payload integration, planning, and on-orbit support for each of the six satellites. The spacecraft will be specifically designed to meet Lonestar’s high standards for secure, redundant data storage solutions, positioning Lonestar as a leading provider of deep space data storage services for high-stakes applications.

“This award by Lonestar demonstrates Sidus’ ability to scale our LizzieSat™ platform to meet the constellation manufacturing and operational needs of diverse customers,” said Carol Craig, CEO of Sidus Space. “Our flexible and adaptable approach to satellite design allows us to support unique and mission-critical requirements, making Sidus an ideal partner for organizations seeking resilient, cost-effective solutions for their space-based data and infrastructure needs.

Lonestar provides cutting-edge data storage and Resiliency As A Service (RAAS) solutions, ensuring that clients with mission-critical data needs are equipped with robust, reliable storage capabilities. The six lunar LizzieSat™ spacecraft will serve to safeguard essential data while providing a scalable platform for future space-based data storage needs.

“This agreement represents a significant step forward in our vision for premium data storage and Resiliency As A Service from space,” said Chris Stott, Lonestar Founder and CEO. “Sidus’ unique AI capability along with its vertical integration expertise in mission-critical satellite operations makes them an ideal partner to deliver on our commitment to secure, resilient storage solutions beyond Earth and especially as we build out our growing footprint here in Florida.”

The lunar LizzieSat™ mission aligns with Sidus’ goal of reimagining space access through flexible and innovative solutions and reinforces its position as a space mission enabler. Click here for a video about Lonestar’s Lunar data solution that Sidus will support.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is a space mission enabler providing flexible, cost-effective solutions including custom satellite design, payload hosting, mission management, space manufacturing and AI enhanced space-based sensor data-as-a-service. With its mission of Space Access Reimagined™, Sidus Space is committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space system and data collection performance. With demonstrated space heritage including manufacturing and operating its own satellite and sensor system, LizzieSat™, Sidus Space serves government, defense, intelligence and commercial companies around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration and testing facility and provides easy access to nearby launch facilities.

For more information, visit: https://www.sidusspace.com

About Lonestar:

Lonestar Data Holdings is a pioneering data center infrastructure company that offers a groundbreaking approach to data storage and data security. Lonestar provides resilient data storage solutions, that are compliant with data-sovereignty requirements globally, and are designed to protect critical information from cyberattack, natural disasters, and nation-state threats. After making history with the world’s first software-defined data operations on the Moon in 2024, the company continues to lead advancements in edge processing and data storage in lunar orbit, while maintaining a strong commitment to sustainability with solar-powered and carbon-neutral operations.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2023, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Sidus Investor Relations

investorrelations@sidusspace.com

Sidus Media Inquiries

press@sidusspace.com

Lonestar Data Holding Media

Stephen Eisele

Media@lonestarlunar.com

www.lonestarlunar.com

- 2 -